Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 23, 2012, relating to the financial statements and schedule of A.P. Pharma, Inc. included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

August 23, 2012